Exhibit 10.35D

AMENDMENT NO. 1

TO

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This AMENDMENT, dated as of September 18, 2008 (the “Effective Date”), by and between SBA COMMUNICATIONS CORPORATION, a Florida corporation (the “Company”), and JEFFREY A. STOOPS (the “Executive”).

WHEREAS, the Company and the Executive entered into an Amended and Restated Employment Agreement as of January 1, 2008 (the “Employment Agreement”); and

WHEREAS, the Company has determined that it is in the best interests of the Company and its shareholders, and the Executive has determined that it is in his best interests, to amend the Employment Agreement to (i) extend the Initial Term for an additional three years and (ii) reflect the Executive’s current Base Salary.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1. Section 2 of the Employment Agreement shall be deleted in its entirety and the following inserted in place thereof:

“2. TERM. The term of employment of the Executive by the Company Group hereunder commenced as of January 1, 2003 (the “Effective Date”) and shall end December 31, 2011 (the “Initial Term”), unless sooner terminated as hereinafter provided or automatically extended in accordance with Section 7(a). All references herein to the “Term” shall refer to both the Initial Term and any automatic extension of the term that occurs in accordance with Section 7(a) during the Initial Term.”

2. Effective as of January 1, 2008, the first sentence of Section 4(a) of the Employment Agreement shall be deleted in its entirety and the following inserted in place thereof:

“During the Term, the Executive shall be paid an annual salary at a rate of $490,000.00 per annum, which amount may be increased but not decreased by the Company Board (the “Base Salary”).”

3. Except as set forth herein, this Amendment shall be effective as of the Effective Date.

4. All capitalized terms used herein that are not otherwise defined in this Amendment shall have the meanings assigned to them in the Employment Agreement, as amended hereby.

5. Except as set forth in this Amendment, the Employment Agreement shall remain in full force and effect in accordance with its terms.

6. This Amendment may be executed by either of the parties hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute the same instrument.

IN WITNESS WHEREOF, the Company has caused this Amendment to be signed by its officer pursuant to the authority of its Board of Directors, and the Executive has executed this Amendment, as of the day and year first written above.

SBA COMMUNICATIONS CORPORATION

By:	/s/ Thomas P. Hunt
Thomas P. Hunt, Senior Vice President and General Counsel

and

By:	/s/ Steven Bernstein
Steven Bernstein, Chairman of the Board
of SBA Communications Corporation

EXECUTIVE

/s/ Jeffrey A. Stoops
JEFFREY A. STOOPS